                                                                   EXHIBIT 10(K)

                              AMENDED AND RESTATED
                       364-DAY REVOLVING CREDIT AGREEMENT
                                      among
                             POLARIS INDUSTRIES INC.
                                  as Borrower,
                                       AND
                      CERTAIN SUBSIDIARIES OF THE BORROWER
                                 as Guarantors,
                                       AND
                         THE LENDERS IDENTIFIED HEREIN,
                                       AND
                             BANK OF AMERICA, N.A.,
                             as Administrative Agent
                                       AND
                                 U.S. BANK N.A.,
                     as Syndication Agent and Issuing Lender
                            DATED AS OF JUNE 13, 2002

                         BANC OF AMERICA SECURITIES LLC
                      as Sole Book Manager and Co-Arranger
                                 U.S. BANK N.A.
                                 as Co-Arranger

                                TABLE OF CONTENTS



SECTION 1  DEFINITIONS AND ACCOUNTING TERMS....................................1
         1.1      Definitions..................................................1
         1.2      Computation of Time Periods and Other
                     Definitional Provisions..................................15
         1.3      Accounting Terms............................................15
         1.4      Time........................................................16

SECTION 2  CREDIT FACILITIES..................................................16
         2.1      Loans.......................................................16
         2.2      Letter of Credit Subfacility................................17
         2.3      Continuations and Conversions...............................21
         2.4      Minimum Amounts.............................................21

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT.......22
         3.1      Interest....................................................22
         3.2      Place and Manner of Payments................................22
         3.3      Prepayments.................................................22
         3.4      Fees........................................................23
         3.5      Payment in full at Maturity.................................24
         3.6      Computations of Interest and Fees...........................24
         3.7      Pro Rata Treatment..........................................25
         3.8      Sharing of Payments.........................................25
         3.9      Capital Adequacy............................................26
         3.10     Inability To Determine Interest Rate........................26
         3.11     Illegality..................................................26
         3.12     Requirements of Law.........................................27
         3.13     Taxes.......................................................27
         3.14     Compensation................................................29
         3.15     Determination and Survival of Provisions....................30

SECTION 4  GUARANTY...........................................................30
         4.1      Guaranty of Payment.........................................30
         4.2      Obligations Unconditional...................................30
         4.3      Modifications...............................................31
         4.4      Waiver of Rights............................................31
         4.5      Reinstatement...............................................31
         4.6      Remedies....................................................32
         4.7      Limitation of Guaranty......................................32
         4.8      Rights of Contribution......................................32

SECTION 5  CONDITIONS PRECEDENT...............................................32
         5.1      Closing Conditions..........................................32
         5.2      Conditions to All Extensions of Credit......................34

SECTION 6  REPRESENTATIONS AND WARRANTIES.....................................34
         6.1      Organization and Good Standing..............................34
         6.2      Due Authorization...........................................35
         6.3      Enforceable Obligations.....................................35
         6.4      No Conflicts................................................35
         6.5      Consents....................................................35
         6.6      Financial Condition.........................................35

         6.7      No Material Change..........................................35
         6.8      Disclosure..................................................36
         6.9      No Default..................................................36
         6.10     Litigation..................................................36
         6.11     Taxes.......................................................36
         6.12     Compliance with Law.........................................36
         6.13     Licenses, etc...............................................36
         6.14     Title to Properties.........................................36
         6.15     Insurance...................................................37
         6.16     Use of Proceeds.............................................37
         6.17     Government Regulation.......................................37
         6.18     No Burdensome Restrictions..................................37
         6.19     ERISA.......................................................37
         6.20     Environmental Matters.......................................38
         6.21     Intellectual Property.......................................39
         6.22     Subsidiaries................................................39
         6.23     Solvency....................................................40
         6.24     Indebtedness................................................40
         6.25     Investments; Liens..........................................40
         6.26     Force Majeure...............................................40

SECTION 7  AFFIRMATIVE COVENANTS..............................................40
         7.1      Information Covenants.......................................40
         7.2      Financial Covenants.........................................42
         7.3      Preservation of Existence and Franchises....................43
         7.4      Books and Records...........................................43
         7.5      Compliance with Law.........................................43
         7.6      Payment of Taxes and Other Indebtedness.....................43
         7.7      Insurance...................................................43
         7.8      Maintenance of Property.....................................43
         7.9      Performance of Obligations..................................44
         7.10     Use of Proceeds.............................................44
         7.11     Audits/Inspections..........................................44
         7.12     Additional Credit Parties...................................44

SECTION 8  NEGATIVE COVENANTS.................................................45
         8.1      Indebtedness................................................45
         8.2      Guaranty Obligations........................................46
         8.3      Liens.......................................................46
         8.4      Nature of Business..........................................46
         8.5      Consolidation and Merger....................................46
         8.6      Sale or Lease of Assets.....................................47
         8.7      Sale Leasebacks.............................................47
         8.8      Investments.................................................47
         8.9      Foreign Subsidiaries........................................48
         8.10     Transactions with Affiliates................................48
         8.11     Fiscal Year; Accounting; Organizational Documents...........48
         8.12     No Limitations..............................................48
         8.13     No Other Negative Pledges...................................48
         8.14     Retail Credit Subsidiaries..................................48

SECTION 9  EVENTS OF DEFAULT..................................................48
         9.1      Events of Default...........................................48
         9.2      Acceleration; Remedies......................................51
         9.3      Allocation of Payments After Event of Default...............51

SECTION 10  AGENCY PROVISIONS.................................................52
         10.1     Appointment.................................................52
         10.2     Delegation of Duties........................................53
         10.3     Exculpatory Provisions......................................53
         10.4     Reliance on Communications..................................53
         10.5     Notice of Default...........................................54
         10.6     Non-Reliance on Administrative Agent and Other Lenders......54
         10.7     Indemnification.............................................54
         10.8     Administrative Agent in Its Individual Capacity.............55
         10.9     Successor Agent.............................................55

SECTION 11  MISCELLANEOUS.....................................................56
         11.1     Notices.....................................................56
         11.2     Right of Set-Off, Automatic Debits..........................56
         11.3     Benefit of Agreement........................................56
         11.4     No Waiver; Remedies Cumulative..............................59
         11.5     Payment of Expenses; Indemnification........................59
         11.6     Amendments, Waivers and Consents............................60
         11.7     Counterparts/Telecopy.......................................60
         11.8     Headings....................................................60
         11.9     Defaulting Lender...........................................61
         11.10    Survival of Indemnification and Representations
                     and Warranties...........................................61
         11.11    Governing Law; Jurisdiction.................................61
         11.12    Waiver of Jury Trial; Waiver of Consequential Damages.......61
         11.13    Severability................................................61
         11.14    Further Assurances..........................................61
         11.15    Confidentiality.............................................61
         11.16    Entirety....................................................62
         11.17    Binding Effect; Continuing Agreement........................62

                              AMENDED AND RESTATED
                       364-DAY REVOLVING CREDIT AGREEMENT


         THIS AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of June 13, 2002 among POLARIS INDUSTRIES INC., a Minnesota corporation (the "Borrower"), certain of the Subsidiaries of the Borrower (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein), U.S. BANK N.A., as Issuing Lender, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.

                                    RECITALS

         WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the lenders party thereto entered into that certain 364-Day Revolving Credit Agreement dated as of June 14, 2001 (as amended, the "Existing Credit Agreement");

         WHEREAS, the Borrower and the Guarantors have requested that the Lenders and the Administrative Agent amend and restate the Existing Credit Agreement in order to provide the Borrower with a new senior credit facility in an aggregate principal amount of up to $100,000,000; and

         WHEREAS, the Lenders party hereto have agreed to amend and restate the Existing Credit Agreement and to make the requested senior credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



                                   SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS


         1.1      DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Acceptance Partnership" means Polaris Acceptance, an Illinois general partnership.

                  "Acceptance Partnership Agreement" means that certain Partnership Agreement, dated as of February 7, 1996, between PAI and Transamerica Joint Ventures, Inc., pursuant to which the Acceptance Partnership was created, as the same may be amended, restated or otherwise modified from time to time.

                  "Acquisition" means the acquisition by any Person of (a) all or substantially all of the Capital Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.12 or otherwise.

                  "Adjusted Eurodollar Rate" means, with respect to Eurodollar Loans, the Eurodollar Rate plus the Applicable Percentage.

                  "Adjusted Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of (a) the quotient of (i) the sum of all Funded Debt for each day during the period of four fiscal quarters ending on such date, divided by (ii) the number of days in such period to (b) EBITDA for the period of four fiscal quarters ending on such date.

                  "Administrative Agent" means Bank of America, N.A. (or any successor thereto) or any successor administrative agent appointed pursuant to Section 10.9.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Services Address" means Bank of America, N.A., 1850 Gateway Boulevard, Concord, California, Attn: Credit Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                  "Agent-Related Person" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and their respective officers, directors, employees, agents, counsel and attorneys-in-fact.

                  "Applicable Percentage" means the appropriate applicable percentages corresponding to the Adjusted Leverage Ratio in effect as of the most recent Calculation Date as shown below:


============= ====================== ================== ======================= ================
                                        Applicable       Applicable Percentage    Percentage
  Pricing       Adjusted Leverage     Percentage for     for Letter of Credit     Applicable
   Level              Ratio          Eurodollar Loans            Fees           Percentage for
                                                                                 Facility Fee
------------- ---------------------- ------------------ ----------------------- ----------------
     I            < .50 to 1.0             .500%                .500%                .125%
                  -
------------- ---------------------- ------------------ ----------------------- ----------------
                > .50 to 1.0 but
     II           < 1.25 to 1.0            .600%                .600%                .150%
                  -
------------- ---------------------- ------------------ ----------------------- ----------------
                > 1.25 to 1.0 but
    III           < 2.0 to 1.0             .825%                .825%                .175%
                  -
------------- ---------------------- ------------------ ----------------------- ----------------

     IV           > 2.0 to 1.0            1.025%                1.025%               .225%
============= ====================== ================== ======================= ================

         The Applicable Percentage for Loans, the Letter of Credit Fees and the Facility Fees shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c); provided that the initial Applicable Percentage for Loans, the Letter of Credit Fees and the Facility Fees shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the first Calculation Date subsequent to the Closing Date and, thereafter, the Pricing Level shall be determined by the Adjusted Leverage Ratio calculated as of the most recent fiscal quarter end; provided further that if the Borrower fails to provide the officer's certificate required by Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentage for Loans, the Letter of Credit Fees and the Facility Fees from such Calculation Date shall be based on Pricing Level IV (and the Borrower may be subject to a default rate of interest, if applicable, pursuant to Section 3.1(b)) until such time as an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Adjusted Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  "Attorney Costs" means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

                  "Authorized Officer" means any of the president, chief financial officer, vice president of finance, treasurer or assistant treasurer of the Borrower.

                  "Bank of America" means Bank of America, N.A. or any successor thereto.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "BAS" means Banc of America Securities LLC.

                  "Base Rate" means, for any day, the rate per annum equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means Polaris Industries Inc., a Minnesota corporation, together with any successors and permitted assigns.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in San Francisco, California, Dallas, Texas or Chicago, Illinois; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in Dollar deposits in the London interbank market.

                  "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                  "Capital Expenditures" means all expenditures of the Borrower and its Subsidiaries on a consolidated basis which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time and demand deposits, certificates of deposit and banker's acceptances of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments in tax-exempt municipal bonds rated AA (or the equivalent thereof) or better by S&P or Aa2 (or the equivalent thereof) or better by Moody's and (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (e).

                  "Change of Control" means either of the following events:

                           (a) any "person" or "group" (within the meaning of
                  Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), by way of merger, consolidation or otherwise of 25% or more of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

                           (b) during any period of twelve calendar months,
                  individuals who at the beginning of such period constituted the board of directors of the Borrower together with any new members of such board of directors whose elections by such board or board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Borrower then in office.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Commitment Percentage" means, for each Lender, the percentage identified as its Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Commitments" means (a) with respect to each Lender, the Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) with respect to the Issuing Lender, the LOC Commitment.

                  "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the LOC Documents, any Notice of Borrowing, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto other than Hedging Agreements.

                  "Credit Exposure" has the meaning set forth in the definition of Required Lenders in this Section 1.1.

                  "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, or any of the other Credit Documents to which any Credit Party is a party and (b) all liabilities and obligations owing from such Credit Party to any Lender, or any Affiliate of a Lender, arising under Hedging Agreements.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased),
         (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or
         (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means each direct and indirect Subsidiary of the Borrower that (a) is domiciled or organized under the laws of any State of the United States or the District of Columbia or
         (b) maintains the major portion of its assets in the United States of America.

                  "EBIT" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property)) plus (b) an amount which, in the determination of Net Income for such period, has been deducted for (i) Interest Expense for such period and
         (ii) total Federal, state, foreign or other income taxes for such period.

                  "EBITDA" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) EBIT for such period plus (b) an amount which, in the determination of Net Income for such period has been deducted for all depreciation and amortization for such period.

                  "Effective Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made and/or the initial Letters of Credit shall have been issued.

                  "Eligible Assets" means any assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Borrower and its Subsidiaries are engaged on the Closing Date.

                  "Eligible Assignee" means, unless an assignment to such Person would result in any increased cost to the Borrower under Section 3.9,
         Section 3.12 or Section 3.13 on the date of such assignment, (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by the Administrative Agent, the Issuing Lender and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of a Default or an Event of Default, (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been delivered to the Borrower; and (iii) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment,
         (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or
         (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "Equity Issuance" means any issuance for cash by the Borrower or any of its Subsidiaries to any Person of (a) shares of its Capital Stock or other equity interests, (b) any shares of its Capital Stock or other equity interests pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock or other equity interests pursuant to the conversion of any debt securities to equity; provided that "Equity Issuance" shall not include an issuance of equity by such Person pursuant to the exercise of employee stock options.

                  "Equity Reserve" has the meaning assigned to such term in the Revolving Program Agreement (as defined as of October 15, 2001).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with the Borrower or any Subsidiary of the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower or any Subsidiary of the Borrower and which is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

                  "ERISA Event" means (a) with respect to any Single Employer or Multiple Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of any Plan by the PBGC under
         Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section

         4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (g) the conditions for imposition of a lien under
         Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards to the nearest 1/100 of 1%) determined pursuant to the following formula:

                  Eurodollar Rate =      London Interbank Offered Rate
                                    ----------------------------------
                                              1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" shall have the meaning given such term in
         Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Existing Credit Agreement" means that certain 364-Day Revolving Credit Agreement dated as of June 14, 2001 among the Borrower, as borrower, the banks signatory thereto, and Bank of America, N.A., as administrative agent, as amended, supplemented, extended, renewed, restated or replaced from time to time.

                  "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "Facility Fees" means the fees payable to the Lenders pursuant to Section 3.4(a).

                  "Federal Funds Rate" means for any day the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and
         (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" means that certain letter agreement, dated as of May 2, 2002, among the Borrower, BAS and Bank of America.

                  "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Fuji Contract" means that certain Shareholder Agreement, dated as of February 3, 1995, between Fuji Heavy Industries, Ltd. and the Borrower, providing for the Borrower's acquisition of 40% of the shares of Robin Manufacturing U.S.A. Inc.

                  "Funded Debt" means, without duplication, the sum of (a) the principal amount of all obligations of the Borrower and its Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Borrower and its Subsidiaries, (c) the principal portion of all obligations of the Borrower and its Subsidiaries under Capital Leases and (d) all drawn but unreimbursed amounts under all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business) issued for the account of the Borrower or any of its Subsidiaries.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means each of the Domestic Subsidiaries of the Borrower and each Additional Credit Party, together with their successors and assigns.

                  "Guaranty" means the guaranty of the Credit Party Obligations provided by the Guarantors pursuant to Section 4.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made, or, if less, the maximum amount for which such Person may be liable under the terms of the instruments evidencing such Guaranty Obligation.

                  "Hazardous Materials" means any substance, material or waste defined in or regulated under any Environmental Laws.

                  "Hedging Agreements" means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case, entered into or purchased by a Credit Party.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP (collectively, "Synthetic Leases"), (h) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (i) all net obligations of such Person in respect of Hedging Agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) unless such transaction is effected without recourse to such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture to the extent such Indebtedness is recourse to such Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.5.

                  "Interest Coverage Ratio" means, as of the last day of each fiscal quarter, the ratio of (a) EBIT for the period of four fiscal quarters ending on such date to (b) Interest Expense for the period of four fiscal quarters ending on such date.

                  "Interest Expense" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, all interest expense including the interest component under Capital Leases, as determined in accordance with GAAP.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last Business Day of each calendar month and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date and in addition, where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but excluding Capital Expenditures and acquisitions of inventory in the ordinary course of business) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or
         (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the lease or purchase of equipment, inventory or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

                  "Issuing Lender" means U.S. Bank N.A. (or any successor thereto).

                  "Issuing Lender Fees" has the meaning set forth in Section 3.4(c).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 1.1(a), or such other office or offices as a Lender may from time notify to the Borrower and the Administrative Agent.

                  "Letter of Credit" means any letter of credit issued for the account of the Borrower by the Issuing Lender pursuant to Section 2.2, as such letter of credit may be amended, modified, extended, renewed or replaced.

                  "Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of (a) Funded Debt on such date to (b) EBITDA for the period of four fiscal quarters ending on such date.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

                  "Loan" or "Loans" means the Loans (or a portion of any Loan), individually or collectively, as appropriate, made to the Borrower pursuant to Section 2.1.

                  "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit for the account of the Borrower in an aggregate face amount any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

                  "LOC Committed Amount" means ZERO DOLLARS ($0).

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum, without duplication, of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "LOC Participants" means the Lenders.

                  "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower, or of the Credit Parties taken as a whole, to perform its or their obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement or any of the other Credit Documents, or the material rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                  "Maturity Date" means June 12, 2003.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan covered by Title IV of ERISA (other than a Multiemployer Plan) in which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

                  "Multi-Year Credit Agreement" means that certain Multi-Year Revolving Credit Agreement, dated as of June 14, 2001, among the Borrower, the Guarantors, the Administrative Agent, as administrative agent, and the lenders party thereto, as amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

                  "Net Cash Proceeds" means the aggregate cash proceeds received from an Equity Issuance net of (a) reasonably identifiable transaction costs payable to third parties, and (b) actual taxes paid or payable with respect to such proceeds.

                  "Net Income" means, for any period, the net income after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Net Worth" means, as of any date, the shareholder's equity or net worth of the Borrower and its Subsidiaries, on a consolidated basis, as determined in accordance with GAAP.

                  "Note" or "Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of
         Exhibit 2.1(e).

                  "Notice of Borrowing" means a request by the Borrower for a Loan, in the form of Exhibit 2.1(b).

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.3.

                  "PAI" means Polaris Acceptance, Inc., a Minnesota corporation.

                  "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 3.8.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Acquisition" means an Acquisition by a Credit Party or any of its Subsidiaries for consideration no greater than the fair market value of the Capital Stock or property acquired; provided that
         (a) the property acquired (or the property of the Person acquired) in such Acquisition constitutes Eligible Assets (or goodwill associated therewith), (b) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition,
         (c) if the aggregate consideration to be paid for such Acquisition equals or exceeds $25,000,000 (including, without limitation, the amount of any Indebtedness assumed in connection with such Acquisition), the Borrower shall have delivered to the Administrative Agent, prior to the closing of such Acquisition, a certificate of an Authorized Officer of the Borrower (i) providing calculations on a pro forma basis of each of the financial covenants set forth in Section 7.2 by giving effect to such Acquisition both (A) as of the actual date of such Acquisition and (B) as of the first day of the most recently ended fiscal quarter, which calculations shall demonstrate that, as of each such date, the Credit Parties are or would have been in compliance with all of the financial covenants set forth in Section 7.2 and (ii) both before and after giving effect to such Acquisition, no Default or Event of Default exists, (d) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (e) subsequent to March 31, 2001, (i) the aggregate consideration paid and Investments made with respect to all Acquisitions (including, without limitation, Indebtedness assumed in connection with such Acquisitions) shall not exceed $300,000,000 and (ii) the aggregate amount of Indebtedness assumed in connection with all Acquisitions shall not exceed $150,000,000, (f) if such Acquisition involves the formation of a new Subsidiary of the Borrower, such Subsidiary shall comply with Section
         7.12 and (g) such Acquisition is undertaken in accordance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which any party to such Acquisition may be subject.

                  "Permitted Investments" means Investments which are, without duplication, (a) cash or Cash Equivalents, (b) trade accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms,
         (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) Investments by a Credit Party in another Credit Party, (e) Permitted Acquisitions, (f) travel advances to management personnel and employees in the ordinary course of business, (g) Investments existing as of the Closing Date and set forth on Schedule 8.8, (h) additional Investments in Foreign Subsidiaries that do not exceed $25,000,000 in the aggregate subsequent to June 13, 2001, (i) additional Investments made pursuant to the Fuji Contract or pursuant to an expansion of the engine manufacturing facility contemplated thereby that do not exceed $10,000,000 in the aggregate subsequent to June 13, 2001, (j) in accordance with Section 8.2, the existing Investments as of June 14, 2001 set forth on Schedule 8.2(d) plus additional Investments in the form of capital contributions by PAI in Acceptance Partnership (or by the Borrower in PAI to make such capital contributions) in an amount not to exceed

         $10,000,000 in the aggregate subsequent to June 13, 2001; it being understood that the Borrower may not have or make any Investments in Acceptance Partnership or PAI that constitute Guaranty Obligations (other than the obligation regarding capital contributions as set forth herein), (k) Investments in the Equity Reserve as required under the Revolving Program Agreement and (l) additional Investments (in addition to those set forth above) not to exceed, in the aggregate, $12,500,000 subsequent to June 13, 2001.

                  "Permitted Liens" means (a) Liens securing Credit Party Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) Liens (other than Liens imposed under ERISA) consisting of pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness permitted by Sections 8.1(d), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Liens existing on the date hereof and identified on
         Schedule 8.3 and any renewals and extensions thereof not otherwise prohibited by this Credit Agreement; provided that, with respect to Liens identified on Schedule 8.3, (i) no such Lien shall extend to any property other than the property subject thereto on the Closing Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be increased and (l) Liens on the Equity Reserve.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Polaris Participation Fee Shortfall" has the meaning assigned to such term in the Revolving Program Agreement (as defined as of October 15, 2001).

                  "Polaris Participation Fee Shortfall Obligations" means (a) actual amounts paid or deducted from the Equity Reserve in connection with any Polaris Participation Fee Shortfall plus (b) amounts in the Equity Reserve.

                  "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                  "Real Property" has the meaning given thereto in Section 6.20.

                  "Regulation A, D, T, U or X" means Regulation A, D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation or by the PBGC.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes hereof, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of the Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Revolving Committed Amount" means ONE HUNDRED MILLION DOLLARS ($100,000,000) or such lesser amount to which the Revolving Committed Amount may be reduced pursuant to Section 2.1(d).

                  "Revolving Program Agreement" means that certain Revolving Program Agreement entered into as of October 15, 2001 by and between Household Bank (SB), N.A., a national banking association, and Polaris Sales Inc., a Minnesota corporation.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor or assignee of the business of such division in the business of rating securities.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "Synthetic Leases" has the meaning set forth in the definition of Indebtedness in this Section 1.1.

                  "Tangible Net Worth" means, as of any date, Net Worth less the book value of those assets on the balance sheet of the Borrower and its Subsidiaries, on a consolidated basis, that would, in accordance with GAAP, be treated as intangibles, it being understood that deferred tax assets do not constitute intangible assets under GAAP.

                  "Total Assets" means all items that in accordance with GAAP would be classified as assets of the Borrower and its Subsidiaries on a consolidated basis.

                  "Total Commitment" means the sum of (a) the Revolving Committed Amount plus (b) the total committed amount under the Multi-Year Credit Agreement, in each case as such amounts may be reduced pursuant to the terms of this Credit Agreement and the Multi-Year Credit Agreement, respectively.

                  "Total Utilization" means, as of any date, the sum of the principal amounts of (a) Loans outstanding under this Credit Agreement on such date plus (b) LOC Obligations outstanding under this Credit Agreement on such date plus (c) loans outstanding under the Multi-Year Credit Agreement on such date plus (d) the sum, without duplication, of the stated amounts of all letters of credit outstanding on such date under the Multi-Year Credit Agreement plus all drawn but unreimbursed amounts on such date under such letters of credit.

                  "Utilization Fees" means the fees payable to the Lenders pursuant to Section 3.4(b).

                  "Voting Stock" means all classes of the Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors (or similar governing authority).

         1.2      COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements delivered pursuant to Section 5.1(d)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with GAAP as in effect as of the date of the most recent financial statements delivered by the Borrower to the Lenders to which no such objection shall have been made.


         1.4      TIME.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.


                                   SECTION 2

                               CREDIT FACILITIES

         2.1      LOANS.

                  (a) Loan Commitment. Subject to the terms and conditions set forth herein, including but not limited to Section 5.2, each Lender severally agrees to make revolving loans (each a "Loan" and collectively the "Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Loans plus such Lender's pro rata share of outstanding LOC Obligations shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Loans.

                  (b) Method of Borrowing for Loans. By no later than 11:00 a.m. (i) on the date of the requested borrowing of Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Loans that will be Eurodollar Loans, the Borrower shall provide telephonic notice to the Administrative Agent, followed promptly by a written Notice of Borrowing in the form of
         Exhibit 2.1(b) (which may be submitted by telecopy), each of such telephonic notice and such written Notice of Borrowing setting forth
         (A) the amount requested, (B) whether such Loans shall accrue interest at the Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2. All Loans made on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of such Loans may be converted into Eurodollar Loans in accordance with Section 2.3

                  (c) Funding of Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Commitment Percentage of the requested Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the Agency Services Address. The amount of the requested Loans will then be made available to the Borrower by the Administrative Agent as directed by the Borrower, to the extent the amount of such Loans are made available to the Administrative Agent.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan pursuant to the Notice of Borrowing or (ii) from such Lender, at a rate per annum equal to, during the period to but excluding the date two Business Days after demand therefor, the Federal Funds Rate, and, thereafter, the Base Rate plus two percent (2%) per annum.

                  (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' prior written notice, the Borrower shall have the right to permanently reduce, without premium or penalty, all or part of the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Loans plus the aggregate amount of outstanding LOC Obligations. Any reduction in (or termination of) the Revolving Committed Amount pursuant to this
         Section 2.1(d) shall be permanent and may not be reinstated. The Administrative Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount pursuant to this Section 2.1(d).

                  (e) Notes. The Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender in substantially the form of Exhibit 2.1(e).


         2.2      LETTER OF CREDIT SUBFACILITY.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by, any Credit Party or their Subsidiaries under this Credit Agreement), the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this
         Section 2.2, from time to time upon request, in its reasonable discretion, to issue (from the Effective Date to the Maturity Date and in a form reasonably acceptable to the Issuing Lender), in Dollars, and the LOC Participants shall participate in, Letters of Credit for the account of the Borrower; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed the LOC Committed Amount, (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Loans outstanding shall not exceed the Revolving Committed Amount and (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such LOC Participant's Commitment Percentage of the Revolving Committed Amount. The Issuing Lender may require the issuance and expiry date of each Letter of Credit to be a Business Day. Each Letter of Credit shall be either (A) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries, or
         (B) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business. No Letter of Credit shall have an expiry date beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a report specifying the Letters of Credit which are then issued and outstanding. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents.

                  (c) Participations. Each LOC Participant, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) or (e) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Loan at the Base Rate in the amount of the drawing, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of such Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 12:00 Noon, otherwise such payment shall be made at or before 2:00 p.m. on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

                  (e) Repayment with Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Loan borrowing to reimburse a drawing under a Letter of Credit (as set forth in clause (d) above), the Administrative Agent shall give notice to the Lenders that a Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied,
         (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations in accordance with the terms of subsection (d) above; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (g) Uniform Customs and Practice. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, including the International Chamber of Commerce decision by the Commission on Banking Technique and Practice of April 6, 1998 regarding the European Single Currency (euro), (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

                  (h)      Responsibility of Issuing Lender.

                           (i) It is expressly understood and agreed as between
                  the Lenders that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                           (ii) The Issuing Lender shall be under no obligation
                  to issue any Letter of Credit if (a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, (b) any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (c) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender.

                  (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

                  (j) Indemnification of Issuing Lender.

                           (i) In addition to its other obligations under this
                  Credit Agreement, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable Attorney Costs) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between a Credit Party and the Issuing
                  Lender, such Credit Party shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for (except in the case of (A), (B) and (C) below if the Issuing Lender has actual knowledge to the contrary): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) errors in interpretation of technical terms; (E) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (F) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of



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

                  Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                           (iv) Nothing in this subsection (j) is intended to
                  limit the reimbursement obligation of the Credit Parties contained in this Section 2.2. The obligations of the Credit Parties under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (j), the Credit Parties shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction.

                  (k) Designation of other Persons as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         2.3      CONTINUATIONS AND CONVERSIONS.

         Subject to the terms below, the Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans. By no later than 11:00 a.m. (a) on the date of the requested conversion of a Eurodollar Loan to a Base Rate Loan or (b) three Business Days prior to the date of the requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, the Borrower shall provide telephonic notice to the Administrative Agent, followed promptly by a written Notice of Continuation/Conversion, in the form of Exhibit
2.3 setting forth (i) whether the Borrower wishes to continue or convert such Loans and (ii) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto. Notwithstanding anything herein to the contrary, (A) except as provided in
Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (B) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or an Event of Default and (C) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period.

         2.4      MINIMUM AMOUNTS.

         Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof,
(b) each Base Rate Loan shall be in a minimum amount of the lesser of $5,000,000 (and integral multiples of $1,000,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount and (c) no more than ten (10) Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section 2.4, all Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.


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

                                   SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

         3.1      INTEREST.

                  (a) Interest Rate. Subject to Section 3.1(b), all Base Rate Loans shall accrue interest at the Base Rate and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuation, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the Base Rate plus two percent (2%) per annum).

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

         3.2      PLACE AND MANNER OF PAYMENTS.

         All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be made unconditionally and without any setoff, deduction, counterclaim, defense, recoupment or withholding of any kind and received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at the Agency Services Address. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to
Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may reasonably deem appropriate). The Administrative Agent will distribute such payments to the Lenders on the same Business Day if any such payment is received at or before 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that, in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3      PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of Eurodollar Loans will be subject to Section 3.14, (ii) each such partial prepayment of Eurodollar Loans shall be in the minimum principal amount of $5,000,000 and integral multiples of $1,000,000 and (iii) each such partial prepayment of Base Rate Loans shall be in the minimum principal amount of $5,000,000 and integral multiples of $1,000,000. Amounts prepaid pursuant to this Section 3.3(a) shall be applied as the Borrower may elect; however, if the Borrower fails to specify, such prepayment will be applied in the manner set forth in Section 3.3(c) below.

                  (b) Mandatory Prepayments. If at any time the sum of the aggregate amount of Loans outstanding plus LOC Obligations outstanding exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount such that the sum of the aggregate amount of Loans outstanding plus LOC Obligations outstanding is less than or equal to the Revolving Committed Amount.

                  (c) Application of Prepayments. All amounts paid pursuant to
         Section 3.3(a), if the Borrower has not otherwise elected an application of such amounts, and all amounts required to be prepaid pursuant to Section 3.3(b) shall be applied first to Loans and second to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14.

         3.4      FEES.

                  (a) Facility Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Lender (based on such Lender's Commitment Percentage of the Revolving Committed Amount), a per annum fee equal to the Applicable Percentage for Facility Fees (the "Facility Fees"). The Facility Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (b)      Utilization Fees.

                           (i) For each day after the Effective Date that Total
                  Utilization exceeds an amount equal to thirty-three percent (33%) of the Total Commitment but is less than or equal to fifty percent (50%) of the Total Commitment, the Borrower shall pay to the Administrative Agent, for the pro rata benefit of each Lender (based on such Lender's Commitment Percentage), a per annum fee equal to (A) .125% multiplied by
                  (B) the sum of the principal amount of Loans outstanding on such day plus the principal amount of LOC Obligations outstanding on such day.

                           (ii) For each day after the Effective Date that Total
                  Utilization exceeds an amount equal to fifty percent (50%) of the Total Commitment, the Borrower shall pay to the Administrative Agent, for the pro rata benefit of each Lender (based on such Lender's Commitment Percentage), a per annum fee equal to (A) .250% multiplied by (B) the sum of the principal amount of Loans outstanding on such day plus the principal amount of LOC Obligations outstanding on such day (such fees, together with the fees described in paragraph
                  (b)(i) above, the "Utilization Fees").

                           (iii) The Utilization Fees, if any, shall commence to
                  accrue on the Effective Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date, on any date that the Revolving Committed Amount is reduced and on any date that the commitments of the lenders under the Multi-Year Credit Agreement are reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (c)      Letter of Credit Fees.

                           (i) Letter of Credit Fees. In consideration of the
                  issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Lender (based on each Lender's Commitment Percentage), a per annum fee (the "Letter of Credit Fees") equal to the Applicable Percentage for the Letter of Credit Fees on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fees will be payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                           (ii) Issuing Lender Fees. In addition to the Letter
                  of Credit Fees payable pursuant to subsection (i) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) the customary, incidental and/or out of pocket charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, Letters of Credit and (B) a letter of credit fronting fee of 0.15% per annum of the face amount of each Letter of Credit (collectively, the "Issuing Lender Fees").

                  (d) Other Fees. The Borrower agrees to pay (i) to the Administrative Agent, for its own account, an annual fee and (ii) to the Administrative Agent, for the account of each of the Lenders, upfront fees on the Closing Date, in each case in accordance with the terms of the Fee Letter.

         3.5      PAYMENT IN FULL AT MATURITY.

         On the Maturity Date, the entire outstanding principal balance of all Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

         3.6      COMPUTATIONS OF INTEREST AND FEES.

                  (a) Except for Base Rate Loans that are based upon the Prime Rate, in which case interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.7      PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) Loans. Each Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the Administrative Fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

                  (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

         3.8      SHARING OF PAYMENTS.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to any other Lender an amount payable by such Lender or the Administrative Agent to such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9      CAPITAL ADEQUACY.

                  (a) If, after the date thereof, the adoption or the becoming effective of, or any change in, any law, rule or regulation or other Requirement of Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by any Lender (or its Lending Office) therewith, has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time within 10 days of demand of such Lender setting forth in reasonable detail such change in law and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

                  (b) The Borrower shall not be required to compensate a Lender pursuant to this Section 3.9 for any additional amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change in law giving rise to such additional amounts and of such Lender's intention to claim compensation therefor.

         3.10     INABILITY TO DETERMINE INTEREST RATE.

         If the Administrative Agent determines (which determination shall be conclusive and binding upon the Borrower) in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Loan, or (c) the Eurodollar Rate for such Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Loan, the Administrative Agent will promptly notify the Borrower and all the Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending Notice of Borrowing or Notice of Continuation/Conversion with respect to Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of or conversion into a Base Rate Loan in the amount specified therein. The Administrative Agent will withdraw such determination pursuant to this Section 3.10 promptly as circumstances allow and no such suspension shall affect the Eurodollar Rate for any Eurodollar Loan outstanding at the time such suspension is imposed.

         3.11     ILLEGALITY.

         If any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such conversion, the Borrower shall also pay interest on the amount so converted, together with any amounts due with respect thereto pursuant to
Section 3.14. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.12     REQUIREMENTS OF LAW.

                  (a) If, after the date hereof, as a result of the introduction of or any change in, or in the interpretation of, any Requirement of Law, or a Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.13 shall govern) and (ii) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time, within 10 days of demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction in yield.

                  (b) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.12 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to it. Any Lender claiming compensation under this Section 3.12 shall furnish to the Borrower and the Administrative Agent a statement setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder which shall be conclusive absent manifest error.

                  (c) The Borrower shall not be required to compensate a Lender pursuant to this Section 3.12 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change of law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor.

         3.13     TAXES.

                  (a) Any and all payments by a Credit Party to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, but excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If a Credit Party shall be required by any Requirement of Law to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13(a)), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Requirements of Law, and (iv) within 30 days after the date of such payment, such Credit Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof. Notwithstanding the foregoing, no additional sums shall be payable pursuant to this Section 3.13(a) with respect to Taxes (A) that are attributable to a Lender's failure to comply with Section 3.13(e) or
         (B) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Credit Agreement.

                  (b) In addition, each Credit Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

                  (c) If a Credit Party shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, such Credit Party shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Each Credit Party agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.13(d)) paid by the Administrative Agent and such Lender, (ii) amounts payable under
         Section 3.13(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

                  (e) Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Lender by a Credit Party pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Lender by a Credit Party pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Lender shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Lender by a Credit Party pursuant to this Agreement, (ii) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any Requirement of Law that the Credit Parties make any deduction or withholding for taxes from amounts payable to such Lender. If such Lender fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 3.13(e), and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section 3.13(e) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

                  (f) For any period with respect to which a Lender required to do so has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.13(e) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to that date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
         Section 3.13(a) or 3.13(b) with respect to Taxes imposed by the United States of America; provided however, that should a Lender that is otherwise exempt from withholding tax become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (g) If any Credit Party is required to pay any additional amounts to or for the account of any Lender pursuant to this Section 3.13, then such Lender shall use reasonable efforts to change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise materially disadvantageous to such Lender.

                  (h) If the Administrative Agent or any Lender receives a refund with respect to Taxes paid by the Borrower that, in the good faith judgment of such Lender, is allocable to such payment, the Administrative Agent or such Lender, respectively, shall promptly pay the amount of such refund, together with any other amounts paid by the Borrower in connection with such refunded Taxes to the extent such other amounts are received by the Administrative Agent or such Lender, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Borrower agrees to promptly return such refund and such other amounts to the Administrative Agent or such Lender, as applicable, if it receives notice from the Administrative Agent or such Lender that the Administrative Agent or such Lender is required to repay such refund to the applicable taxing authority. The Administrative Agent and each Lender agrees that it will contest such Taxes or liabilities if the Administrative Agent or such Lender determined, in its reasonable judgment, that it would not be disadvantaged or prejudiced as a result of such contest.

         3.14     COMPENSATION.

         Upon the written demand of any Lender, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Eurodollar Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Eurodollar Loan) to prepay, borrow, continue or convert any Eurodollar Loan on the date or in the amount previously requested or notified by the Borrower.

The amount each such Lender shall be compensated pursuant to this Section 3.14 shall include (a) any loss incurred by such Lender in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be, and the amount of such loss shall be the excess, if any, of (i) interest or other cost to such Lender of the deposit or other source of funding used to make any such Eurodollar Loan over (ii) the interest earned (or to be earned) by such Lender upon the re-lending or other re-employment of the amount of such Eurodollar Loan for the remainder of its respective Interest Period plus (b) any other loss of anticipated profits and any loss or expense arising from the liquidation or re-employment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained plus (c) $250 plus
(d) any reasonable out-of-pocket expenses (including Attorney Costs) incurred and reasonably attributable thereto. Any Lender claiming compensation under this
Section 3.14 shall furnish to the Borrower and the Administrative Agent a statement setting forth in reasonable detail the calculations of amounts to be paid hereunder, and the Borrower shall not be required to compensate a Lender pursuant to this Section 3.14 for any such loss, cost or expense incurred more than 180 days prior to the date that such Lender notifies the Borrower of the incurrence of such loss, cost or expense.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.14, each Lender may deem that it funded each Eurodollar Loan made by it at the Eurodollar Rate for such Eurodollar Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

         3.15     DETERMINATION AND SURVIVAL OF PROVISIONS.

         All determinations by the Administrative Agent or a Lender of amounts owing under Sections 3.9 through 3.14, inclusive, shall, absent manifest error, be conclusive and binding on the parties hereto. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Section 3.9 through 3.14, inclusive, shall survive the termination of this Credit Agreement and the payment of all Credit Party Obligations.

                                   SECTION 4

                                    GUARANTY

         4.1      GUARANTY OF PAYMENT.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into a Hedging Agreement and the Administrative Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under the Credit Documents and such Hedging Agreements. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from


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

suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantors further agree to all rights of set-off and automatic debits as set forth in Section 11.2.

         4.3      MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the collateral, if any, now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4      WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled.

         4.5      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable Attorney Costs) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including



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

any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6      REMEDIES.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

         4.7      LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state or otherwise and including, without limitation, the Bankruptcy Code).

         4.8      RIGHTS OF CONTRIBUTION.

         The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.



                                   SECTION 5

                              CONDITIONS PRECEDENT


         5.1      CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction (or waiver) of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; and (iii) all other Credit Documents, each in form and substance reasonably acceptable to the Lenders in their sole discretion.

                  (b) Authority Documents. Receipt by the Administrative Agent of the following with respect to each Credit Party:

                           (i) Organizational Documents. Copies of the articles
                  or certificates of incorporation or other organizational documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.



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

                           (ii) Bylaws. A copy of the bylaws or other governing
                  documents of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors or other governing body of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the Closing Date.

                           (iv) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and, without duplication, the State of Minnesota.

                           (v) Incumbency. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                  (c) Opinion of Counsel. Receipt by the Administrative Agent of opinions reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the Closing Date.

                  (d) Financial Statements. Receipt by the Lenders of (i) the annual consolidated financial statements (including balance sheets, income statements and cash flow statements) of the Borrower and its Subsidiaries for the fiscal year 2001 audited by independent public accountants of recognized national standing, together with the "management letter" submitted by such accountants in connection with such financial statements, (ii) the consolidated financial statements (including balance sheets, income statements and cash flow statements) of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2002 and (iii) such other financial information regarding the Borrower and its Subsidiaries as the Administrative Agent or a Lender may request.

                  (e) Consents. Receipt by the Administrative Agent of evidence that all necessary governmental, shareholder and third party consents and approvals, if any, have been received and no condition or Requirement of Law exists which would reasonably be likely to restrain, prevent or impose any material adverse conditions on the transactions contemplated hereby.

                  (f) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Borrower as of the Closing Date stating that (i) the Credit Parties and each of their Subsidiaries are in compliance with all existing material financial obligations, (ii) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or Governmental Authority that purports to affect the Credit Parties, any of their Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or would reasonably be expected to have a Material Adverse Effect,
         (iii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iv) the financial statements and information delivered to the Administrative Agent on or before the Closing Date were prepared in good faith and in accordance with GAAP and (v) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein or therein to occur on such date, (A) each Credit Party and each of their Subsidiaries is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2, including calculation thereof as of March 31, 2002 and have set forth the current Adjusted Leverage Ratio.

                  (g) Other Indebtedness. Receipt by the Administrative Agent of evidence satisfactory to it that all of the Indebtedness of the Credit Parties under the Existing Credit Agreement has been paid in full (or will be paid in full with the proceeds of the initial Loans made herein) and all obligations in connection therewith have been terminated.

                  (h) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Administrative Agent or the Lenders, including, without limitation, as set forth in the Fee Letter.

                  (i) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans nor shall the Issuing Lender be required to issue or extend a Letter of Credit unless:

                  (a) Notice. (i) In the case of any new Loan, the Borrower shall have delivered a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any Letter of Credit, the Borrower shall have delivered to the Issuing Lender an appropriate request for issuance in accordance with the provisions of Section 2.2.

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly and exclusively relate to an earlier date.

                  (c) No Default. No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.

                  (d) Availability. Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, the sum of the principal amount of Loans outstanding plus LOC Obligations outstanding shall not exceed the Revolving Committed Amount.

The delivery of each Notice of Borrowing and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), and (d) above.

                                   SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Administrative Agent and each Lender that:

         6.1      ORGANIZATION AND GOOD STANDING.

         Each Credit Party (a) is either a partnership, a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified and in good standing as a foreign organization and authorized to do business in every other jurisdiction where its ownership or operation of property or the conduct of its business would require it to be qualified, in good standing and authorized, unless the failure to be so qualified, in good standing or authorized would not have or would not reasonably be expected to have a Material Adverse Effect and (c) has the power and authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.

         6.2      DUE AUTHORIZATION.

         Each Credit Party (a) has the power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) has duly taken all necessary action to authorize, and is duly authorized, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.3      ENFORCEABLE OBLIGATIONS.

         Each Credit Party has duly executed this Credit Agreement and each other Credit Document to which such Credit Party is a party and this Credit Agreement and such other Credit Documents constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.4      NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents to which it is a party, nor the consummation of the transactions contemplated herein and therein, nor the performance of or compliance with the terms and provisions hereof and thereof by a Credit Party will (a) violate, contravene or conflict with any provision of such Credit Party's organizational documents, (b) violate, contravene or conflict with any Requirement of Law (including, without limitation, Regulations T, U or X), order, writ, judgment, injunction, decree, license or permit applicable to such Credit Party, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which such Credit Party is a party or by which it or its properties may be bound, or (d) result in or require the creation of any Lien upon or with respect to the properties of such Credit Party.

         6.5      CONSENTS.

         Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, equity owner or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents, or the consummation of any transaction contemplated herein or therein by such Credit Party.

         6.6      FINANCIAL CONDITION.

         The financial statements delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(d) and Sections 7.1(a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. Since December 31, 2001, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, or purchase or other acquisition by any such Person of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which, is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 5.1(d) and Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent and the Lenders.

         6.7      NO MATERIAL CHANGE.

         Since December 31, 2001, there has been no development or event relating to or affecting any Credit Party or any of its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect.

         6.8      DISCLOSURE.

         Neither this Credit Agreement, nor any other Credit Document, nor any financial statements delivered to the Administrative Agent or the Lenders nor any other document, certificate or statement furnished to the Administrative Agent or the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.9      NO DEFAULT.

         No Credit Party nor any of its Subsidiaries is in default under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound, which default has had or would reasonably be expected to have a Material Adverse Effect.

         6.10     LITIGATION.

         There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, any Credit Party or any of its Subsidiaries or with respect to its properties or revenues which (a) purport to affect or pertain to this Credit Agreement or the other Credit Documents or the transactions contemplated herein and therein or (b) would have or would reasonably be expected to have a Material Adverse Effect.

         6.11     TAXES.

         Each Credit Party and each of its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and has paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware of any proposed material tax assessments against any Credit Party or any of its Subsidiaries.

         6.12     COMPLIANCE WITH LAW.

         Each Credit Party and each of its Subsidiaries is in compliance with all material Requirements of Law (including, without limitation, Environmental Laws and ERISA) and all material orders, writs, injunctions and decrees applicable to it, or to its properties.

         6.13     LICENSES, ETC.

         Each Credit Party and each of its Subsidiaries has obtained, and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way, intellectual property rights and other rights, consents and approvals which are necessary for the operation of its business as presently conducted, except for such exceptions as would not have or would not reasonably be expected to have a Material Adverse Effect.

         6.14     TITLE TO PROPERTIES.

         Each Credit Party, and each of its Subsidiaries, is the owner of, and has good and marketable title to, or has a valid license or lease to use, all of its properties and assets (except for minor defects in title, licenses or leases that do not materially interfere with its ability to conduct its business or to utilize its properties or assets for their intended purposes) and none of such properties or assets is subject to any Liens other than Permitted Liens.

         6.15     INSURANCE.

         The properties of each Credit Party and each of its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks, as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Credit Parties or their Subsidiaries operate.

         6.16     USE OF PROCEEDS.

         The proceeds of the Loans will be used solely for the purposes specified in Section 7.10. No proceeds of the Loans will be used for the Acquisition of another Person unless such Acquisition is a Permitted Acquisition.

         6.17     GOVERNMENT REGULATION.

                  (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of (i) the Securities Act,
         (ii) the Exchange Act or (iii) Regulations T, U or X.

                  (b) No Credit Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.

         6.18     NO BURDENSOME RESTRICTIONS.

         No Credit Party nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect.

         6.19     ERISA.

         Except as would not result in or would not reasonably be expected to result in a Material Adverse Effect:

                  (a) (i) No ERISA Event has occurred, and, to the best knowledge of the Credit Parties, each of their Subsidiaries and each ERISA Affiliate, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; (iv) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Credit Parties, each of their Subsidiaries and each ERISA Affiliate, nothing has occurred which would prevent, or cause the loss of, such qualification; and (v) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan allocated to such accrued liabilities.

                  (c) No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has incurred, or, to the best of each such party's knowledge, is reasonably expected to incur, any liability under Title IV of ERISA with respect to any Single Employer Plan, or any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any such party were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such Person's knowledge, reasonably expected to be in reorganization, insolvent, or terminated. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability. There are no pending or, to the best knowledge of the Credit Parties, each of their Subsidiaries and each ERISA Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

                  (e) No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan that is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.


         6.20 ENVIRONMENTAL MATTERS.

                  (a) Except as would not result in or would not reasonably be expected to result in a Material Adverse Effect:

                           (i) Each of the real properties owned, leased or
                  operated by a Credit Party or any of its Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

                           (ii) No Credit Party has received any written notice
                  of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of a Credit Party or any of its Subsidiaries, is any such notice being threatened.

                           (iii) Hazardous Materials have not been transported
                  or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party or any of its Subsidiaries in a manner that would give rise to liability under any applicable Environmental Laws.

                           (iv) No judicial proceeding or governmental or
                  administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses.

                           (v) There has been no release (including, without
                  limitation, disposal) or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

                           (vi) None of the Real Properties contains, or has
                  previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                           (vii) No Credit Party, nor any of its Subsidiaries,
                  has assumed any liability of any Person (other than another Credit Party, or one of its Subsidiaries) under any Environmental Law.

                  (b) The Credit Parties have adopted procedures that are designed to (i) ensure that each Credit Party, any of its operations and each of the Real Properties complies with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party, any of its operations and each of the Real Properties may have under applicable Environmental Laws.


         6.21 INTELLECTUAL PROPERTY.

         Each Credit Party and each of its Subsidiaries owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted, except where failure to own or have such legal right to use would not have or would not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property owned by any Credit Party or any of its Subsidiaries or that any Credit Party or any of its Subsidiaries has a right to use or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party or any of its Subsidiaries have knowledge of any such claim, and, to the knowledge of the Credit Parties and their Subsidiaries, the use of any Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or would not reasonably be expected to have a Material Adverse Effect.

         6.22 SUBSIDIARIES.

         Set forth on Schedule 6.22 is a complete and accurate list of all Subsidiaries of each Credit Party. Schedule 6.22 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.


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

         6.23 SOLVENCY.

         Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.


         6.24 INDEBTEDNESS.

         The Credit Parties and their Subsidiaries have no Indebtedness except
(a) as set forth on Schedule 6.24 and (b) as otherwise permitted by Section 8.1.


         6.25 INVESTMENTS; LIENS.

         All Investments of each Credit Party and its Subsidiaries are Permitted Investments. All Liens on the property or assets of the Credit Parties and their Subsidiaries are Permitted Liens.


         6.26 FORCE MAJEURE.

         Since the date of the financial statements delivered in accordance with
Section 5.1(d) or, if later, the date of the most recent financial statements delivered in accordance with Section 7.1(a) or Section 7.1(b), no event or condition has occurred that results from fire or other casualty, strike, lockout or other labor disruption, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God that has had or would reasonably be expected to have a Material Adverse Effect.



                                   SECTION 7

                             AFFIRMATIVE COVENANTS


         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:


         7.1 INFORMATION COVENANTS.

         The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations, retained earnings, changes in shareholders' equity and cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP and shall not be limited as to the scope of the audit or qualified in any manner.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of the Borrower, an unaudited consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and consolidated statements of retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an

         Authorized Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such fiscal period, (ii) demonstrating compliance with any other terms of this Credit Agreement as reasonably requested by the Administrative Agent, (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (iv) calculating the Adjusted Leverage Ratio as of the end of such fiscal period.

                  (d) Annual Business Plan and Budgets. Within 90 days after the end of each fiscal year of the Borrower, an annual business plan and budget (including budgeted Capital Expenditures) of the Borrower and its Subsidiaries on a consolidated basis containing, among other things, pro forma financial projections for the next fiscal year (including income statements, balance sheets and cash flow statements).

                  (e) Reports. Promptly upon transmission or receipt thereof,
         (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as a Credit Party or any of its Subsidiaries shall send to its shareholders generally and (b) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Safety and Health Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware that the Borrower is not in compliance with any of the affirmative or negative covenants set forth in Section 7 or Section 8 of this Credit Agreement, insofar as such covenants relate to accounting matters or are calculated based upon audited financial information.

                  (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted or presented by independent accountants to any Credit Party or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person.

                  (h) Notices. Upon a Credit Party obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within two Business Days) of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, (b) the occurrence of any of the following with respect to any Credit Party or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitration or governmental proceeding against a Credit Party or any of its Subsidiaries which, if adversely determined, would have or would reasonably be expected to have a Material Adverse Effect, (ii) material non-compliance with, or the institution of any proceedings against a Credit Party or any of its Subsidiaries with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of, any Requirement of Law (including, without limitation, Environmental Laws) the violation of which would have or would reasonably be expected to have a Material Adverse Effect and (iii) non-compliance with any contractual obligation of a Credit Party or any of its Subsidiaries which would have or would reasonably be expected to have a Material Adverse Effect and (c) any change to the financial information used to calculate the Adjusted Leverage Ratio for the most recently occurring Calculation Date that would have the effect of changing the existing Pricing Level pursuant to the definition of "Applicable Percentage" set forth in Section 1.1.

                  (i) ERISA. Upon a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate obtaining knowledge thereof, such Person shall give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within two Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event;
         (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; in each case together with a description of any such event or condition or a copy of any such notice and a statement by an Authorized Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by such Person with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (j) Environmental. During the existence of an Event of Default, and upon the written request of Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent regarding any release or threat of release of Hazardous Materials on any property owned, leased or operated by a Credit Party and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand.

                  (k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent may reasonably request.


         7.2 FINANCIAL COVENANTS.

                  (a) Tangible Net Worth. Tangible Net Worth shall at all times be greater than or equal to the sum of (i) $150,000,000 plus (ii) 25% of Net Income (without deduction for losses) earned for each fiscal quarter of the Borrower (beginning with the quarter ending September 30, 2001) including the most recent fiscal quarter ending prior to the date of determination plus (iii) 50% of the amount of Net Cash Proceeds from any Equity Issuance occurring from June 14, 2001 to the last day of the most recent fiscal quarter ending prior to the date of determination.

                  (b) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to
         2.25 to 1.0.

                  (c) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be greater than or equal to 4.0 to 1.0.


         7.3 PRESERVATION OF EXISTENCE AND FRANCHISES.

         Each of the Credit Parties will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence and all material rights, franchises, intellectual property and authority except as permitted by Section 8.5.

         7.4 BOOKS AND RECORDS.

         Each of the Credit Parties will, and will cause its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).


         7.5 COMPLIANCE WITH LAW.

         Each of the Credit Parties will, and will cause its Subsidiaries to, comply with all material Requirements of Law, and all material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws and ERISA).


         7.6 PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Each of the Credit Parties will, and will cause its Subsidiaries to, pay, settle or discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Credit Agreement); provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would reasonably be expected to have a Material Adverse Effect.


         7.7 INSURANCE.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including liability, casualty and business interruption insurance) with reputable national companies that are not Affiliates of the Borrower, in such amounts, covering such risks and liabilities and with such deductibles and self-insurance retentions as are in accordance with normal industry practice; provided that the Borrower may maintain a program of self-insurance with respect to products liability and worker's compensation liability.

         7.8 MAINTENANCE OF PROPERTY.

         Each of the Credit Parties will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear and damages from casualty excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.9 PERFORMANCE OF OBLIGATIONS.

         Each of the Credit Parties will, and will cause its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material contracts, agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it or its properties may be bound.


         7.10 USE OF PROCEEDS.

         The Credit Parties will use the proceeds of the Loans solely (a) to repay Indebtedness of the Borrower as identified in Section 5.1(g), (b) to provide working capital for the Borrower and (c) for general corporate purposes of the Borrower. The Borrower will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).


         7.11 AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, at the Credit Parties' expense, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent or any Lender, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's or Subsidiary's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent, any Lender or its representatives to investigate and verify the accuracy of information provided to the Administrative Agent or the Lenders and to discuss all such matters with the officers, employees and representatives of the Credit Parties and/or their Subsidiaries; provided however that, unless an Event of Default shall exist and be continuing, the Administrative Agent and the Lenders shall not, in the aggregate, exercise their rights under this Section 7.11 more than two times during any calendar year and only one such time shall be at the Credit Parties' expense. Notwithstanding the foregoing, no information protected by an attorney-client privilege shall be required to be disclosed pursuant to this Section 7.11; provided however that in the event any Credit Party claims that any materials requested for review, investigation or discussion by the Administrative Agent or any Lender, or any of its representatives pursuant to this Section 7.11 is protected by an attorney-client privilege, then such Credit party shall (a) provide the Administrative Agent or such Lender with a reasonably acceptable basis for the assertion of the privilege, (b) remove or redact only those portions of the materials deemed to be privileged and (c) reasonably cooperate with the Administrative Agent or such Lender to determine a method by which the information which the Administrative Agent or such Lender reasonably deemed necessary to review, investigate or discuss may be obtained by the Administrative Agent in an alternative method which will not jeopardize any attorney-client privilege.


         7.12 ADDITIONAL CREDIT PARTIES.

         At the time any Person becomes a Domestic Subsidiary, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days) shall cause such Person to (a) execute a Joinder Agreement in substantially the same form as Exhibit 7.12, (b) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent and (c) update such schedules to the Credit Agreement as appropriate to reflect the joinder of such new Domestic Subsidiary.





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

                                   SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:


         8.1 INDEBTEDNESS.

         Subject to Section 8.2, no Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, other than:

                  (a) Indebtedness arising under (i) this Credit Agreement and the other Credit Documents and (ii) the Multi-Year Credit Agreement and the documents, instruments and agreements executed in connection therewith;

                  (b) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business and to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute and against which adequate reserves have been established in accordance with GAAP;

                  (c) Indebtedness owing by a Credit Party to another Credit Party;

                  (d) purchase money Indebtedness (including Capital Leases) to finance the purchase of fixed assets (including equipment); provided that (i) the sum of (A) the total amount of all such Indebtedness outstanding for the Credit Parties and their Subsidiaries plus (B) the aggregate amount of Synthetic Leases outstanding pursuant to clause (e) below shall not exceed an aggregate principal amount of $30,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (e) Indebtedness comprised of Synthetic Leases; provided that the sum of (i) the total amount of all such Indebtedness for the Credit Parties and their Subsidiaries outstanding plus (ii) the aggregate amount of purchase money Indebtedness outstanding pursuant to clause
         (d) above shall not exceed an aggregate principal amount of $30,000,000 at any one time outstanding.

                  (f) Indebtedness owing by a Foreign Subsidiary to another Foreign Subsidiary or to a Credit Party;

                  (g) Indebtedness of the Foreign Subsidiaries in addition to clause (f) above in an amount not to exceed $25,000,000 in the aggregate at any one time outstanding;

                  (h) reimbursement obligations with respect to draws under letters of credit issued to (i) provide for, or to ensure, the payment of the purchase prices of goods acquired by a Credit Party or any of its Subsidiaries or (ii) support obligations of a Credit Party or any of its Subsidiaries provided that such reimbursement obligations are paid in full on the dates the financial institutions that issued such letters of credit pay the draws;

                  (i) Guaranty Obligations permitted by Section 8.2;

                  (j) Indebtedness evidenced by Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (k) Indebtedness set forth on Schedule 6.24; and

                  (l) other unsecured Funded Debt of a Credit Party; provided that the principal amount of such unsecured Funded Debt, if deemed included in the calculation of the Leverage Ratio as of the last day of the most recently ended fiscal quarter, would not cause the Leverage Ratio to exceed 2.25 to 1.0 on such date.


         8.2 GUARANTY OBLIGATIONS.

         Notwithstanding anything in Section 8.1 to the contrary, no Credit Party will, nor will it permit its Subsidiaries to contract, create, incur, assume or permit to exist any Guaranty Obligation other than:

                  (a) the obligation of such Person to purchase the property of another Person from a creditor of such other Person who has repossessed such property as a result of a default by such other Person under a dealer floor-plan financing arrangement with such creditor, pursuant to those repurchase agreements existing on the Closing Date as set forth on Schedule 8.2(a);

                  (b) Guaranty Obligations of any Subsidiary of the Borrower with respect to any Hedging Agreement entered into by the Borrower with a Lender or an Affiliate of a Lender;

                  (c) Guaranty Obligations of any Subsidiary of the Borrower with respect to any letter of credit that is issued by a Lender or an Affiliate of a Lender for the account of the Borrower;

                  (d) the liability, or potential liability, of (i) PAI as a general partner of Acceptance Partnership and (ii) the Borrower and PAI consisting of obligations to make capital contributions, in an amount not to exceed the sum of (A) the existing obligations as of June 14, 2001 set forth on Schedule 8.2(d) plus (B) an additional $10,000,000 incurred during the term of this Credit Agreement; and

                  (e) obligations under the Revolving Program Agreement; provided that the Polaris Participation Fee Shortfall Obligations shall not exceed $20,000,000, in the aggregate, at any one time; and

                  (f) other Guaranty Obligations of the Credit Parties in an aggregate amount not to exceed $10,000,000.


         8.3 LIENS.

         No Credit Party will, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, other than Permitted Liens.


         8.4 NATURE OF BUSINESS.

         No Credit Party will, nor will it permit its Subsidiaries to, alter the character of its business from that conducted as of the Effective Date or engage in any business other than the business conducted as of the Effective Date and activities which are substantially similar or related thereto.


         8.5 CONSOLIDATION AND MERGER.

         No Credit Party will, nor will it permit any Subsidiary to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself, or suffer any such liquidation, wind-up or dissolution; provided that a Credit

Party or a Subsidiary of a Credit Party may merge or consolidate with or into another Person if the following conditions are satisfied:

                  (a) the Administrative Agent is given prior written notice of such action;

                  (b) if the merger or consolidation involves a Credit Party, the surviving entity of such merger or consolidation shall either (i) be such Credit Party or (ii) be a Subsidiary of the Borrower and expressly assumes in writing all of the obligations of such Credit Party under the Credit Documents; provided that if the transaction is between the Borrower and another Person, the Borrower must be the surviving entity;

                  (c) the Credit Parties execute and deliver such documents, instruments and certificates as the Administrative Agent may request;

                  (d) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (e) the Borrower delivers to the Administrative Agent an officer's certificate and an opinion of counsel stating that such consolidation or merger, and any written agreement entered into in connection therewith, comply with this Section 8.5.


         8.6 SALE OR LEASE OF ASSETS.

         No Credit Party will, nor will it permit its Subsidiaries to, convey, sell, lease, transfer or otherwise voluntarily dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold) and securities, other than a sale, lease, transfer or other disposal (a) by a Credit Party of any or all of its assets to another Credit Party; (b) of inventory in the ordinary course of business; (c) of obsolete, slow-moving, idle or worn-out assets no longer used or useful in the business of such Credit Party or the trade-in of equipment for equipment in better condition or of better quality;
(d) which constitutes a Permitted Investment in the ordinary course of business;
(e) by PAI of its partnership interest in Acceptance Partnership if required by
Section 3.4 of the Acceptance Partnership Agreement (without regard to any amendment of such section); (f) of accounts receivable pursuant to the financing contracts set forth on Schedule 8.6 or any replacement arrangement with the same economic effect; and (g) of assets of the Credit Parties and their Subsidiaries after the Closing Date, in addition to those permitted above in this Section 8.6; provided that (i) the transfer is for fair market value, (ii) no Default or Event of Default exists either prior to or after giving effect thereto and (iii) after giving effect thereto, the aggregate amount of all such transfers, calculated on a net book value basis, does not exceed ten percent (10%) of Total Assets, as determined on the last day of the most recently ended fiscal year of the Borrower.


         8.7 SALE LEASEBACKS.

         No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party or its Subsidiary has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party or its Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease, other than such transactions permitted by the Lenders.


         8.8 INVESTMENTS.

         No Credit Party will, nor will it permit its Subsidiaries to, make or permit to exist any Investments except for Permitted Investments.

         8.9 FOREIGN SUBSIDIARIES.

         No Credit Party will, nor will it permit its Subsidiaries to, permit the aggregate amount of assets owned by the Foreign Subsidiaries, at any time, to constitute more than fifteen percent (15%) of Total Assets.


         8.10 TRANSACTIONS WITH AFFILIATES.

         No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than the normal compensation, indemnification and reimbursement of expenses of officers, employees and directors and transactions on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.


         8.11 FISCAL YEAR; ACCOUNTING; ORGANIZATIONAL DOCUMENTS.

         No Credit Party will, nor will it permit its Subsidiaries to, (a) change its fiscal year, (b) change its accounting procedures, except as a result of changes in GAAP and in accordance with Section 1.3 or (c) in any manner that would reasonably be likely to adversely affect the rights of the Lenders, change its organizational or governing documents.


         8.12 NO LIMITATIONS.

         No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest and (ii) this Credit Agreement and the other Credit Documents.


         8.13 NO OTHER NEGATIVE PLEDGES.

         No Credit Party will, nor will it permit its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except as set forth in the Credit Documents.

         8.14 PAI ASSETS.

         No Credit Party will, nor will it permit any Subsidiary to, allow PAI to own any assets other than equity interests in Acceptance Partnership and dividends or other distributions derived therefrom; provided that PAI shall transfer any such dividends or distributions to Polaris Industries Inc. or the Borrower within 15 Business Days of receipt.



                                   SECTION 9

                               EVENTS OF DEFAULT


         9.1 EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence, and during the continuation, of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within three Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c) Covenants. Any Credit Party shall:

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.3, 7.5, 7.10, 7.11 or 7.12 or Section 8 inclusive;

                           (ii) default in the due performance or observance by
                  it of any term, covenant or agreement contained in Section 7.1 and such default shall continue unremedied for a period of five Business Days; or

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this
                  Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of the President, Chief Executive Officer, Chief Financial Officer or Treasurer of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent.

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) any Credit Document shall fail to give the Administrative Agent and/or the Lenders the liens, rights, powers and privileges purported to be created by such Credit Document.

                  (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty or such Guarantor shall default in the due payment or performance of such guaranty.

                  (f) Bankruptcy, etc. The occurrence of any of the following with respect to a Credit Party or any of its Subsidiaries (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of a Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator, administrator or similar official of a Credit Party or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of, or an administrator in respect of, its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against a Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) a Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, administrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) a Credit Party or any of its Subsidiaries shall fail generally, or shall admit in writing its inability, to pay its debts as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (g) Defaults under Other Agreements.

                           (i) A Credit Party or any of its Subsidiaries shall
                  default in the due performance or observance (beyond any applicable grace period with respect thereto) of any material obligation or condition of any contract or lease to which it is a party, including, but not limited to, any Hedging Agreement; or

                           (ii) With respect to any Indebtedness in excess of
                  $10,000,000 (other than Indebtedness outstanding under this Credit Agreement) of a Credit Party or any of its Subsidiaries
                  (A) such Person shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (y) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders, if any) to require (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or
                  (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or
                  (C) any such Indebtedness shall mature and remain unpaid.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties and their Subsidiaries involving a liability of $10,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

                  (i) ERISA. The occurrence of any of the following events or conditions: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or (v) a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
         Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000.

                  (j) Multi-Year Credit Agreement. An Event of Default shall occur under the Multi-Year Credit Agreement.

                  (k) Ownership. There shall occur a Change of Control.

                  (l) Condemnation. All or substantially all of the property of a Credit Party or any of its Subsidiaries shall become subject to a condemnation, taking or other appropriation action by any Governmental Authority.


         9.2 ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may or shall, upon the request and direction of the Required Lenders, take the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other Indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders under the Credit Documents to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.


         9.3 ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuation of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable Attorney Costs) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents, pro rata as set forth below;

                  SECOND, to payment of any fees owed to the Administrative Agent, the Issuing Lender or any Lender, pro rata as set forth below;

                  THIRD, to the payment of all accrued interest payable to the Lenders hereunder, pro rata as set forth below;

                  FOURTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit, and to the payment or cash collateralization of the outstanding LOC Obligations, pro rata as set forth below;

                  FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FOURTH" above;

                  SIXTH, to any principal amounts outstanding under Hedging Agreements between a Credit Party and a Lender or Affiliate of a Lender, pro rata as set forth below; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations, or, in the case of clause "SIXTH" above, the proportion of then outstanding obligations under Hedging Agreements) of amounts available to be applied; and (c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (i) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH" and "FIFTH" above in the manner provided in this Section 9.3.



                                   SECTION 10

                               AGENCY PROVISIONS



         10.1 APPOINTMENT.

                  (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary or trustee relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.



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

                  (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities
         (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken by or omissions of the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

                  (c) U.S. Bank N.A., in its capacity as Syndication Agent shall have no duties or obligations whatsoever under this Credit Agreement or the other Credit Documents.


         10.2 DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.


         10.3 EXCULPATORY PROVISIONS.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.


         10.4 RELIANCE ON COMMUNICATIONS.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been delivered to the Administrative Agent in accordance with Section 11.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants, and their respective successors and assigns. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         10.5 NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be reasonably directed by the Required Lenders in accordance with Section 9.2; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.


         10.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person, it being understood that the Administrative Agent shall forward to the Lenders information it receives pursuant to Section 7.1.


         10.7 INDEMNIFICATION.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person's gross negligence or willful misconduct; it being understood that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section 10.7 shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.


         10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         10.9 SUCCESSOR AGENT.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent (such appointment, absent the existence of an Event of Default, to be subject to the consent of the Borrower, which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.5 and
11.10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.





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

                                   SECTION 11

                                 MISCELLANEOUS


         11.1 NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or subject to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.


         11.2 RIGHT OF SET-OFF, AUTOMATIC DEBITS.

                  (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Sections 11.3(e) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

                  (b) In addition to clause (a) above, with respect to any principal or interest payment, fee, or any other cost or expense (including Attorney Costs), due and payable to the Administrative Agent or the Lenders under the Credit Documents, the Credit Parties hereby irrevocably authorize and direct the Administrative Agent to debit any deposit account of the Credit Parties with the Administrative Agent (as one of the Lenders) in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such payment, fee, or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the payment, fee, other cost or expense then due, such debits will be reversed (in whole or in part, in the Administrative Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 11.2(b) shall be deemed a set-off.


         11.3 BENEFIT OF AGREEMENT.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.5 or 8.6) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this
         Section 11.3.

                  (b) Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that:

                           (i) each such assignment shall be to an Eligible
                  Assignee;

                           (ii) except (A) in the case of an assignment to
                  another Lender, (B) in the case of an assignment of all of a Lender's rights and obligations under this Credit Agreement, or (C) with the consent of the Administrative Agent and the Borrower, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment of such assigning Lender) or an integral multiple of $1,000,000 in excess thereof;

                           (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes; and

                           (iv) the parties to such assignment shall execute and
                  deliver to the Administrative Agent for its acceptance an Assignment Agreement in substantially the form of Exhibit 11.3(b), together with a processing fee from the assignor of $3,500.

         Upon execution, delivery, and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 3.13.

         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Acceptance. Upon its receipt of an Assignment Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit 11.3(b), (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.9 through 3.15, inclusive, and of the right of set-off contained in Section 11.2, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and (v) such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, extending its Commitment or releasing the Borrower or all or substantially all of the Guarantors from its or their respective obligations under the Credit Documents).

                  (f) Unrestricted Assignments. Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Information. Any Lender may furnish any information concerning the Credit Parties or any of their Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.15.

                  (h) SPC's. Notwithstanding anything to the contrary contained herein, any Lender, (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPC shall have any voting rights pursuant to Section 11.6 (all such voting rights shall be retained by the Granting Lenders) and (iv) with respect to notices, payments and other matters hereunder, the Credit Parties, the Administrative Agent and the Lenders shall not be obligated to deal with an SPC, but may limit their communications and other dealings relevant to such SPC to the applicable Granting Lender. The funding of a Loan by an SPC hereunder shall utilize the Loan Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Credit Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This clause (h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.


         11.4 NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.


         11.5 PAYMENT OF EXPENSES; INDEMNIFICATION.

         The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent-Related Persons in connection with (A) the negotiation, preparation, execution and delivery and syndication of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Administrative Agent) and
(B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement, and (ii) the Agent-Related Persons and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable Attorneys' Costs of the Administrative Agent and each of the Lenders and (B) any bankruptcy or insolvency proceeding of any Credit Party or any of its Subsidiaries and (b) indemnify the Agent-Related Persons and each Lender, its officers, directors, employees, representatives, counsel and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Agent-Related Person or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, reasonable Attorneys' Costs incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified or from the material breach by the Person to be indemnified of its obligations under the Credit Documents ) (all of the foregoing, collectively, "Indemnified Liabilities"). The agreements in this Section 11.5 shall survive the termination of the Commitments and the repayment of the Credit Party Obligations.

         11.6 AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of all the Lenders:

                  (a) extend the Maturity Date, or postpone or extend the time for any payment or prepayment of principal;

                  (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

                  (c) reduce or waive the principal amount of any Loan;

                  (d) increase or extend the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (e) release the Borrower from its obligations or consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents or release all or substantially all of the Guarantors from their respective obligations under the Credit Documents;

                  (f) amend, modify or waive any provision of this Section 11.6 or Section 3.4(a), 3.4(b), 3.4(c)(i), 3.7, 3.8, 9.1(a), 11.2, 11.3 or
         11.5; or

                  (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders.

Notwithstanding the above, (i) no provisions of Section 10 may be amended or modified without the consent of the Administrative Agent and (ii) no provisions of Section 2.2 may be amended or modified without the consent of the Issuing Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.


         11.7 COUNTERPARTS/TELECOPY.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.


         11.8 HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9 DEFAULTING LENDER.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.


         11.10 SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.


         11.11 GOVERNING LAW; JURISDICTION.

         THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each Credit Party irrevocably consents to the service of process in any action or proceeding with respect to this Credit Agreement or any other Credit Document by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law.


         11.12 WAIVER OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

         EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Credit Party agrees not to assert any claim against the Administrative Agent, the Issuing Lenders, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.


         11.13 SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.


         11.14 FURTHER ASSURANCES.

         The Credit Parties agree, upon the request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents.


         11.15 CONFIDENTIALITY.

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any Affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Credit Agreement who is notified of the confidential nature of the information or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party. No Lender shall have any obligation under this Section 11.15 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.15 by any Lender or representative thereof.


         11.16 ENTIRETY.

         This Credit Agreement together with the other Credit Documents and the Fee Letter represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.


         11.17 BINDING EFFECT; CONTINUING AGREEMENT.

                  (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns. Upon this Credit Agreement becoming effective, the Existing Credit Agreement shall be deemed terminated and the Credit Parties and the lenders party to the Existing Credit Agreement shall no longer have any obligations thereunder (other than those obligations in the Existing Credit Agreement that expressly survive the termination of the Existing Credit Agreement).

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Credit Party Obligations have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
                                POLARIS INDUSTRIES INC.,
                                a Minnesota corporation


                                By:      /s/  Michael W. Malone
                                   --------------------------------------------
                                Name:    Michael W. Malone
                                Title:   Chief Financial Officer, Secretary and
                                         Vice President-Finance

                   Signature Page to Polaris Industries Inc.
                 Amended and Restated 364-Day Credit Agreement





GUARANTORS:           POLARIS REAL ESTATE CORPORATION OF
                      IOWA, INC., a Delaware corporation

                      POLARIS REAL ESTATE CORPORATION,
                      a Delaware corporation

                      POLARIS ACCEPTANCE INC.,
                      a Minnesota corporation

                      POLARIS SALES INC., a Minnesota corporation

                      POLARIS DIRECT INC., a Minnesota corporation

                      POLARIS INDUSTRIES INC., a Delaware corporation

                      POLARIS INDUSTRIES MANUFACTURING LLC,
                      a Minnesota limited liability company


                      By:      /s/  Michael W. Malone
                         ---------------------------------------------
                      Name:    Michael W. Malone
                      Title:   Chief Financial Officer, Treasurer, Secretary and
                               Vice President-Finance of each of the foregoing
                               entities





AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT

                   Signature Page to Polaris Industries Inc.
                 Amended and Restated 364-Day Credit Agreement




ADMINISTRATIVE AGENT:      BANK OF AMERICA, N.A.,
                              as Administrative Agent


                              By:      /s/  Anne Brooke Lazorik
                                 --------------------------------
                              Name:    Anne Brooke Lazorik
                                   ------------------------------
                              Title:   Agency Management Officer
                                    -----------------------------



AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT

                   Signature Page to Polaris Industries Inc.
                 Amended and Restated 364-Day Credit Agreement



LENDERS:                        BANK OF AMERICA, N.A.,
                                as a Lender


                                By:    /s/ Matthew Reilly
                                   --------------------------
                                Name:  Matthew Reilly
                                     ------------------------
                                Title: Vice - President
                                      -----------------------




AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT

                   Signature Page to Polaris Industries Inc.
                 Amended and Restated 364-Day Credit Agreement






                               U.S. BANK N.A., individually in its capacity as a Lender and in its capacity as Issuing Lender


                               By:      /s/  Karen E. Weathers
                                  ------------------------------------
                               Name:    Karen E. Weathers
                                    ----------------------------------
                               Title:   Vice President
                                     ---------------------------------


AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT

                   Signature Page to Polaris Industries Inc.
                 Amended and Restated 364-Day Credit Agreement






                                KEYBANK NATIONAL ASSOCIATION


                                By:      /s/  Thomas J. Purcell
                                   -------------------------------------
                                Name:    Thomas J. Purcell
                                     -----------------------------------
                                Title:   Senior Vice President
                                      ----------------------------------


AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT

                   Signature Page to Polaris Industries Inc.
                 Amended and Restated 364-Day Credit Agreement






                                M&I MARSHALL & ILSLEY BANK


                                By:    /s/ Doug Pudvah
                                   ------------------------------
                                Name:  Doug Pudvah
                                     ----------------------------
                                Title: Vice President
                                      ---------------------------

                                By:    /s/ John Howard
                                   ------------------------------
                                Name:  John Howard
                                     ----------------------------
                                Title: Senior Vice President
                                      ---------------------------

AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT

                   Signature Page to Polaris Industries Inc.
                 Amended and Restated 364-Day Credit Agreement






                                COMERICA BANK


                                By:    /s/ Timothy O'Rourke
                                   ------------------------------
                                Name:  Timothy O'Rourke
                                     ----------------------------
                                Title: Vice President
                                      ---------------------------


AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT

                   Signature Page to Polaris Industries Inc.
                 Amended and Restated 364-Day Credit Agreement






                                BANCA NAZIONALE DEL LAVORO S.p.A.


                                By:    /s/ Franco DiMario
                                   ------------------------------
                                Name:  Franco DiMario
                                     ----------------------------
                                Title: Vice President
                                      ---------------------------


                                By:     /s/  Leonardo Valentini
                                   ------------------------------
                                Name:   Leonardo Valentini
                                     ----------------------------
                                Title:  First Vice President
                                      ---------------------------

AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT

                   Signature Page to Polaris Industries Inc.
                 Amended and Restated 364-Day Credit Agreement






                                WELLS FARGO BANK, NATIONAL ASSOCIATION


                                By:      /s/  Mark H. Halldorson
                                   -------------------------------
                                Name:    Mark H. Halldorson
                                     -----------------------------
                                Title:   Assistant Vice President
                                      ----------------------------


                                By:      /s/  Chad M. Kortgard
                                   -------------------------------
                                Name:    Chad M. Kortgard
                                     -----------------------------
                                Title:   Assistant Vice President
                                      ----------------------------

AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT

                   Signature Page to Polaris Industries Inc.
                 Amended and Restated 364-Day Credit Agreement






                                THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                CHICAGO BRANCH


                                By:     /s/ Patrick McCue
                                   -------------------------------
                                Name:   Patrick McCue
                                     -----------------------------
                                Title:  Vice President & Manager
                                      ----------------------------


AMENDED AND RESTATED
364-DAY CREDIT AGREEMENT